Exhibit 10.12

Execution Version

LOAN COMMITMENT AGREEMENT

THIS LOAN COMMITMENT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 23, 2024, between Trina Solar Energy Development Pte. Ltd., a Singapore private limited company (“TED”), and FREYR Battery, Inc., a Delaware corporation (“FREYR” and together with TED, the “Parties” and, each individually, a “Party”).

RECITALS

WHEREAS, Trina Solar US Manufacturing Holding, Inc., a Delaware corporation (“Holdings”), owns 95% of the Capital Stock of Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM1”), and Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company, owns 5% of the Capital Stock of TUM1;

WHEREAS Holdings owns 100% of the Capital Stock of Trina Blocker;

WHEREAS, as of the date hereof, FREYR beneficially owns, indirectly, 100% of the Capital Stock of Holdings;

WHEREAS, TUM1 desires to engage in the development, design, permitting, engineering, procurement, construction, completion, testing, operation and maintenance of a solar photovoltaic module manufacturing facility with a total annual production capacity of 5 GWdc located in Wilmer, Texas (the “Project”);

WHEREAS, in order to finance a portion of the costs of the development, construction, completion, ownership and operation of the Project, TUM1 has entered into that certain Credit Agreement, dated July 16, 2024 (as amended by that certain Consent, Waiver and Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”), and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with HSBC BANK USA, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), HSBC BANK USA, N.A., as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and each of the Lenders (as defined in the Credit Agreement) from time to time party thereto;

WHEREAS, FREYR, TUM1 and Holdings are party to an Equity Contribution Agreement, dated as of the date hereof (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Sponsor Contribution Agreement”), with the Administrative Agent and the Collateral Agent, pursuant to which FREYR has committed to provide certain equity financing in order to induce the Lenders to enter into the Amendment.

WHEREAS, as a condition to the execution of the Sponsor Contribution Agreement, the Collateral Agent requires that certain obligations of FREYR under the Sponsor Contribution Agreement are guaranteed by TED and, in connection therewith, TED has executed that certain Equity Contribution Agreement Limited Guaranty in favor of the Collateral Agent, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, TED is willing to provide Loans (as defined below) to FREYR from time to time in the circumstances and on the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Credit Agreement.

“Demand Notice” has the meeting assigned to it in Section 2(a) of this Agreement.

“Subject Payment” has the meeting assigned to it in Section 2(a) of this Agreement.

“Loan” has the meeting assigned to it in Section 2(a) of this Agreement.

“Loan Commitment” shall mean the commitment by TED to provide loans to FREYR from time to time in accordance with and pursuant to the terms and conditions of Section 2 of this Agreement up to the Loan Commitment Amount.

“Loan Commitment Amount” has the meeting assigned to it in Section 2(a) of this Agreement.

“Note” has the meeting assigned to it in Section 2(a) of this Agreement.

“Note Payment Default” has the meeting assigned to it in Section 2(f) of this Agreement.

“Preferred Equity Payment” has the meeting assigned to it in Section 2(f) of this Agreement.

“Transaction Agreement” means that certain Transaction Agreement, dated as of November 6, 2024 by and between FREYR and Trina Solar (Schweiz) AG.

“Tax” has the meeting assigned to it in Section 2(d) of this Agreement.

2.	LOAN

(a)	Loan Commitment. In the event that the Collateral Agent makes a demand for payment under the Guaranty in the form of a written notice pursuant to Section 1(a) of the Guaranty that demands TED pay, or cause to be paid, a Sponsor Guarantor Payment (as defined in the Guaranty) (a “Demand Notice”), TED shall promptly (and, in any event, within three (3) Business Days), provide FREYR with a copy of such Demand Notice, along with reasonably detailed evidence of the payment of such Sponsor Guaranty Payment (the “Subject Payment”). Upon payment from TED to the Collateral Agent pursuant to a Demand Notice, TED shall be deemed to have provided a loan to FREYR under this Agreement (each, a “Loan”) on the following terms and conditions: (i) the principal amount of each such Loan shall be the amount of such Subject Payment, (ii) each such Loan shall bear interest at a rate per annum equal to the sum of (A) the Applicable Margin for SOFR Loans under the Credit Agreement and (B) 2%, payable quarterly in arrears in cash, (iii) the outstanding principal amount of each such Loan shall be due and payable in full on the 364th day after the making of such Loan and (iv) the maximum aggregate principal amount of Loans that TED shall be required to provide to FREYR hereunder is $125,000,000 (“Loan Commitment Amount”).

At any such time that TED has provided a loan to FREYR on the terms and conditions set forth in this Section 2, TED may request (which request shall be in writing), and FREYR shall, within two (2) Business Days of such request, deliver a promissory note in substantially the form of Exhibit A hereto evidencing such Loan (any such promissory note, a “Note”).

(b)	Use of Proceeds. It is anticipated that any Sponsor Guarantor Payment made by TED shall be applied in accordance with the Sponsor Contribution Agreement and the other Loan Documents.

(c)	Prepayments. FREYR may, at any time and from time to time, upon one (1) Business Days’ notice, prepay all or a portion of the outstanding Loans, and such prepayment shall be applied to any outstanding Loans as directed by FREYR (or, in the absence of such direction, in direct order of maturity).

(d)	Taxes. All payments under each Loan will be made without any deduction or withholding for or on account of any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (a “Tax”) unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental authority, then in effect. With respect to each Loan, if FRYER is required to withhold or deduct for or on account of any Tax in respect of such Loan, FRYER will: (1) promptly notify TED of such requirement; (2) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed; (3) promptly forward to TED an official receipt (or a certified copy) evidencing such payment to such authorities; and (4) pay to TED such additional amount as is necessary to ensure that the net amount actually received by TED (free and clear of all Taxes, whether assessed against FRYER or TED) will equal the full amount TED would have received in respect of such Loan had no such deduction or withholding been required.

(e)	Seniority. TED’s right to payment of any outstanding Loan shall remain (i) senior or pari-passu in right of payment to all other Indebtedness (as defined in the Transaction Agreement) except for the Sponsor Contribution Agreement and (ii) senior in right of payment to all preferred equity interest or common stock of FREYR.

(f)	Preferred Payments. FREYR shall not permit any payment to be made on or in respect of any preferred equity interests of FREYR (a “Preferred Equity Payment”) if at such time FREYR is in default in the making of any payment of principal or interest then due to TED under this Agreement or any Note (a “Note Payment Default”), or if a Note Payment Default would result from the making of any such Preferred Equity Payment. Any such Preferred Equity Payment otherwise due but remaining unpaid as a result of the application of the foregoing restriction shall continue to accrue and shall be permitted to be paid at such time as no Note Payment Default shall then exist or would result from the making of such Preferred Equity Payment.

3.	TERM OF AGREEMENT

This Agreement shall become effective as of the date first set forth above and shall thereafter continue in effect until the earlier of (i) the date on which it is terminated by mutual agreement of TED and FREYR and (ii) the date on which all of the outstanding Loans and any accrued interest thereon shall have been paid in full and the Guaranty has been terminated pursuant to its terms. Any outstanding Loans shall be repaid in cash upon the termination of this Agreement.

4.	ACKNOWLEDGEMENTS

The Parties agree and acknowledge as follows:

(a)	the terms and conditions of this Agreement, including the Loan Commitment set forth in Section 2 hereof, have been negotiated on an arm’s-length basis; and

(b)	nothing in this Agreement shall, or shall be deemed to, (i) create any partnership or joint venture between TED (or any of its Affiliates) or FREYR (or any of its Affiliates), or (ii) create any obligation of TED in favor of the Lenders or any other parties to the lending arrangements referenced in the recitals of this Agreement.

5.	NOTICES

(a)	All notices and other communications provided for hereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, DHL, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (iv) if transmitted by electronic communication via e-mail pursuant to clause (b) below. Any communication between the Parties or notices provided herein may be delivered at the applicable Party’s address and contact number or e-mail specified beneath its name on the signature page hereof, or at such other address and contact number or e-mail as is designated by such Party in a written notice to the other Party (by giving ten (10) days’ prior written notice to the other Party in the manner set forth herein).

(b)	Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites). Each Party agrees to accept notices and other communications to it hereunder by electronic communication. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in .pdf format.

(c)	Notices and communication delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective when received by the addressee thereof during business hours on a Business Day in such Party’s location as specified beneath its name on the signature page hereof, or at such other address as is designated by such Party in a written notice. Notices and other communication delivered through electronic communications shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not given during normal business hours on a Business Day for recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

6.	GOVERNING LAW/JURISDICTION

(a)	THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)	Any legal action or proceeding with respect to this Agreement or any Note shall be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and any appellate court from any thereof and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c)	Each Party hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any Note brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)	EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS HEREUNDER WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

7.	ENFORCEMENT

This Agreement shall be enforced at the discretion of the Parties; provided, however, that the failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other Party of any of the provisions hereof shall in no way be construed as a waiver of such provisions or to affect either the validity of this Agreement (or any part hereof), or the right of either Party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

8.	SIGNATURES

Delivery of an executed signature page of this Agreement by facsimile or other electronic means will for all purposes be treated as the equivalent of delivery of a manually executed signature page of this Agreement. The words “execution”, “signed”, “signature”, and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable laws, rules, regulations and orders of any Governmental Authority, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.	AMENDMENTS

The terms of this Agreement may be amended, supplemented, waived or otherwise modified only by an instrument in writing duly executed by each Party. Any such amendment or waiver shall be binding upon the Parties.

10.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding of the Parties related to the subject matter described in this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the day and year first above written.

TRINA SOLAR ENERGY DEVELOPMENT PTE. LTD.

By:	/s/ Lin Mingxing
Name:	Lin Mingxing
Title:	Director

Address:

9 Raffles Place
#26-01 Republic Plaza
Singapore 048619
	Attention:	Lin Mingxing
	Email:	mingxing.lin@trinasolar.com[1]

[Signature Page to Loan Commitment Agreement]

FREYR BATTERY, INC.

By:	/s/ Daniel Barcelo
Name:	Daniel Barcelo
Title:	Authorized Signatory

Address:	6&8 East Court Square, Suite 300
Newnan, Georgia 30263
Attention:	Compliance Officer
Email:	compliance-officer@freyrbattery.com

[Signature Page to Loan Commitment Agreement]